UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2008 (April 21, 2008)

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AVASOFT, INC.

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(Exact name of registrant as specified in charter)

Nevada	000-32921	87-0365131
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2206 Plaza Drive, Suite 100

Rocklin, California 95765

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(Address of Principal Executive Offices)

(916) 771-0900

_________________

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Forward Looking Statements

This Form 8-K and other reports filed by Avasoft, Inc., a Nevada corporation (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 8.01

Other Events.

April 21, 2008 — the Company today announced that its operations have been severely impaired as a result of a foreclosure action on Avasoft assets by the holder of a secured Company note.

In December, 2005 Avasoft retained a national securities dealer to lead a capital raise which concluded on March 30, 2007 raising $6.3 million net for the Company to payback bridge loans of $2.6 million and to fund the costs of becoming a public company and commencing operations. Two months later, Avasoft on May 30, 2007 signed a follow up letter of intent with the same national securities dealer to raise additional capital. In June 2007, regulators reportedly shut down this national securities dealer due to downgrading of mortgage related assets held in its inventory.

Short on working capital, that month on June 15, 2007, the Company raised $610,000 through a secured bridge loan, due September 13, 2007 to fund operations until an equity-based capital raise could be completed. In September 2007 Avasoft retained a California-based investment banker to raise capital for the Company.

Avasoft in early March 2008 received approved subscription documents from this investment banker for $1.2 million in financing through the placement of Avasoft convertible securities and a closing date set was for March 14. Acting upon assurances from investment bankers that the Avasoft capital raise was secure, Avasoft on March 6, 2008 issued a letter to shareholders, reporting its goal to raise capital and based upon its forward-looking outlook for profitability. With the encouragement of its investment bankers, Avasoft on March 11, 2008 issued a news release explaining the increased shares available to the float.

On March 12, 2008, Avasoft’s investment bankers reneged on its investment banking commitments to Avasoft, citing “market conditions,” stating it would return escrowed funds to its investors and cancel approved subscription agreements for the $1.2 million.

The holder of the Avasoft $610,000 secured note has demanded payment and has foreclosed on Company assets which the Company reported in an SEC filing on April 4, 2008.

Accordingly, the board is actively evaluating its options which include possibly filing for bankruptcy protection and/or seeking a strategic business combination or restructuring.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 21, 2008

Avasoft, Inc.

By:   /s/ James R. Wheeler

James R. Wheeler

Chief Executive Officer

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